    REVOLVING LINE OF CREDIT NOTE

$10,000,000.00    Houston, Texas    June 9, 2023

FOR VALUE RECEIVED, STABILIS SOLUTIONS, INC., a Florida corporation, STABILIS LNG EAGLE FORD LLC, a Delaware limited liability company, STABILIS GDS, INC., a Delaware corporation, and STABILIS LNG PORT ALLEN, LLC, a Texas limited liability company (hereinafter sometimes referred to individually as a “Maker,” and collectively, jointly and severally as “Makers”), each of whose principal place of business and chief executive office is located at 11750 Katy Freeway, Suite 900, Houston, Texas, 77079, jointly and severally promise to pay to the order of CADENCE BANK, a Mississippi state banking corporation (“Payee”), at its banking offices at 1333 West Loop South, Suite 1700, Houston, Texas 77027, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing, the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or the unpaid principal balance outstanding from all advances made hereunder from time to time, in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount that remains outstanding and unpaid from the date advanced until paid in full, at such interest rates and at such times as are specified in that certain Loan Agreement of even date herewith, executed by Payee and Makers, as same may hereafter be modified, renewed, extended, amended or restated (the “Loan Agreement”).

Interest on the unpaid principal amounts from time to time outstanding, and any fees payable hereunder, shall be computed on the basis of a year of three hundred sixty (360) days, and paid for the actual number of days elapsed, unless that calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

    All past due payments of principal and, if permitted by applicable law, of interest shall bear interest from day to day at the Default Rate. Upon the occurrence of any Event of Default, the unpaid principal balance of this Note shall bear interest at the Default Rate on the terms and conditions set forth in the Loan Agreement.

This Note is being executed pursuant to the terms of the Loan Agreement and is the Revolving Note described therein. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. In the event of any irreconcilable conflict between the provisions of the Loan Agreement and this Note, then the provisions of the Loan Agreement shall govern and control. Any Event of Default under the Loan Agreement shall constitute a default under this Note.

If any payments due hereunder are not timely made, Makers shall also pay to Payee, upon demand, a late charge equal to five percent (5.0%) of each payment past due for ten (10) or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof.

In no event shall the sum of the face amount of the then outstanding letters of credit, plus the outstanding principal under this Note at any time exceed the lesser of (a) the face amount hereof or (b) the Borrowing Base. The holder of this Note is authorized to maintain a computer-generated history schedule of the date and amount of each sum advanced by Payee under the terms of this Note and each payment of principal or interest with respect thereto, which history schedule shall constitute prima facie evidence of the accuracy of the information recorded, absent manifest error.

The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Makers. It is contemplated that by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder; but, notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this Note subsequent to each such occurrence. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Makers jointly and severally covenant and agree to pay the excess principal amount forthwith upon demand. Such excess principal amounts shall in all respects be deemed to be included among the loans or advances made pursuant to the terms of any documents executed in connection with or as security for this Note and shall bear interest at the rates set forth in the Loan Agreement.

Payment of this Note is secured and guaranteed by certain collateral agreements, security agreements, collateral assignments, mortgages, guaranties, lien instruments and other agreements executed by Makers or any of them, or any other party in favor of Payee, including those executed simultaneously herewith, those executed heretofore, or those executed hereafter, including specifically without limitation, the Security Instruments.

    Makers expressly agree that during the continuance of an Event of Default the holder may, at its or his option, without demand or presentment for payment, notice of default or nonpayment, notice or presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, to a Maker or to any other entity, declare the principal and any and all interest then accrued thereon, at once due and payable. During the continuance of an Event of Default Payee, or any other holder of this Note, shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing the indebtedness evidenced hereby. Failure to exercise any option to accelerate described in this paragraph shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith or under the Loan Agreement or any of the other Security Instruments or any other instrument evidencing, securing, or guaranteeing this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between or among Makers, or any of them, and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

To the extent permitted by applicable law, all makers, endorsers, sureties and guarantors hereof, if any, as well as any person to become liable on this Note, hereby waive demand or presentment for payment of this Note, notice of default or nonpayment, protest, notice of protest, suit, notice of intention to accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consent to any and all renewals and extensions in the time of payment hereof, and to any substitution, exchange or release of any security herefor or the release of any party primarily or secondarily liable hereon.

If an Event of Default occurs under Section 7.1(a)(i) of the Loan Agreement, and this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action or foreclosure be had hereon, then Makers jointly and severally agree and promise to pay an additional amount as reasonable, calculated and foreseeable attorneys’ and collection fees incurred by Payee in connection with enforcing its rights herein contemplated, all of which amounts shall become part of the principal hereof.

It is expressly provided and stipulated that notwithstanding any provision of this Note or the Loan Agreement or any other instrument evidencing or securing the indebtedness herein set forth, in no event shall the aggregate of all interest paid by Makers to Payee hereunder ever exceed the maximum nonusurious rate of interest which may lawfully be charged Makers under the laws of the State of Texas or United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. It is expressly stipulated and agreed by Makers that it is the intent of Payee and Makers in the execution and delivery of this Note to contract in furtherance of such laws, and that none of the terms of this Note, or such other instruments, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the maximum nonusurious rate of interest permitted to be charged Makers under the laws of the State of Texas or United States Federal Government, as applicable. Neither Makers nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be liable for interest in excess of the maximum nonusurious rate of interest that may lawfully be charged under the laws of the State of Texas or United States Federal Government, as applicable, and the provisions of this paragraph and the immediately succeeding paragraph shall govern over all other provisions of this Note, and all other instruments evidencing or securing the indebtedness evidenced hereby, should any such provisions be in apparent conflict herewith.

Specifically and without limiting the generality of the foregoing paragraph, it is expressly provided that:

(i)     In the event of prepayment of the principal of this Note, in whole or in part, or the payment of the principal of this Note prior to the stated maturity date hereof, whether resulting from acceleration of the maturity of this Note or otherwise, if the aggregate amounts of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the indebtedness evidenced hereby which by law are deemed interest on the indebtedness evidenced by this Note and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the maximum nonusurious rate of interest which could lawfully be charged as above mentioned on the unpaid principal balance of the indebtedness evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date advanced to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note, or if the principal amount hereof has been paid in full, refunded to Makers.

(ii)     If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the maximum nonusurious rate of interest which could lawfully have been charged or collected on this Note, as above mentioned, Makers stipulate that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to Makers); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term hereof, all interest at any time contracted for, charged, or received from Makers in connection with such indebtedness, and any excess shall be canceled, credited, or refunded as set forth in clause (a) herein. Time shall be of the essence in performing such actions.

Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee.

Makers agree that this Note shall be freely assignable to any assignee of Payee, subject to compliance with applicable securities laws.

Makers represent and warrant that the extension of credit represented by this Note is for business, commercial, investment, or other similar purposes and not primarily for personal, family, household or agricultural use.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND OF THE UNITED STATES OF AMERICA APPLICABLE IN TEXAS. VENUE FOR ANY LITIGATION AMONG MAKERS AND PAYEE WITH RESPECT TO THIS NOTE SHALL BE HARRIS COUNTY, TEXAS. MAKERS AND PAYEE (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN TEXAS, AND WAIVE ALL OBJECTIONS TO PERSONAL JURISDICTION IN TEXAS AND VENUE IN HARRIS COUNTY FOR PURPOSES OF SUCH LITIGATION.

    TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKERS AND PAYEE (BY ITS ACCEPTANCE HEREOF) HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, THE LOAN AGREEMENT OR THE OTHER SECURITY INSTRUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO PAYEE TO PROVIDE THE FINANCING CONTEMPLATED

HEREIN. MAKERS HEREBY CERTIFY THAT NEITHER ANY REPRESENTATIVE OR AGENT OF PAYEE NOR PAYEE’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER.

    TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF MAKERS AND PAYEE (BY ITS ACCEPTANCE HEREOF) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

    All Rate Management Agreements, if any, between Payee or its Affiliates or their successors and Makers, or any of them, are independent agreements governed by the written provisions of such Rate Management Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in such written Rate Management Agreements, and any payoff statement from Payee relating to this Note shall not apply to such Rate Management Agreements except as otherwise expressly provided in such payoff statement. Any prepayment shall be without prejudice to Makers’ obligations under any Rate Management Agreement, which shall remain in full force and effect subject to the terms of such Rate Management Agreement (including provisions that may require a reduction, modification or early termination of a Rate Management Transaction, in whole or in part, in the event of such prepayment, and may require Makers to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

This Note may be executed by an Electronic Signature as that term is defined in, and in compliance with, 15 USC §7001 et seq, as may be amended and/or Texas Business & Commerce Code § 322.001 et seq, as may be amended. Makers and Payee (by its acceptance hereof) consent to the use of electronic and/or digital signatures on this Note and each other Security Instrument. This Note and any other Security Instruments may be signed electronically or digitally in a manner specified solely by Payee. Delivery of an executed counterpart of a signature page of this Note and any other Security Instrument(s) by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Note or such Security Instrument(s). Makers agree not to deny the legal effect or enforceability of any Security Instrument solely because (a) the Security Instrument is entirely in electronic or digital form, including any use of electronically or digitally generated signatures or (b) an electronic or digital record was used in the formation of the Security Instrument or (c) the Security Instrument was subsequently converted to an electronic or digital record by one or more parties. Makers agree not to object to the admissibility of any Security Instrument in the form of an electronic or digital record, or a paper copy of an electronic or digital document, or a paper copy of a document bearing an electronic or digital signature, on the grounds that the record or signature is not in its original form or is not the original of the Security Instrument or the Security Instrument does not comply with Chapter 26 of the Texas Business and Commerce Code. Makers covenant and agree to deliver to Payee a manually signed original “wet signature” counterpart of this Note and each other Security Instrument upon Payee’s request and/or as soon as reasonably possible.

THIS NOTE, THE LOAN AGREEMENT AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN OR THEREIN OR EXECUTED IN

CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT AMONG MAKERS AND PAYEE, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG MAKERS AND PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG MAKERS AND PAYEE.

THE OBLIGATIONS OF MAKERS HEREUNDER SHALL BE JOINT AND SEVERAL.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Makers has executed this Revolving Line of Credit Note as of the date first above written.

                    MAKERS:

                    STABILIS SOLUTIONS, INC.

                    By: _________________________________
                        Andrew L. Puhala, Authorized Person

STABILIS LNG EAGLE FORD LLC

                    By: _________________________________
                        Andrew L. Puhala, Authorized Person

STABILIS GDS, INC.

                    By: _________________________________
                        Andrew L. Puhala, Authorized Person

STABILIS LNG PORT ALLEN, LLC

                    By: _________________________________
                        Andrew L. Puhala, Authorized Person

Signature Page of Revolving Line of Credit Note